Exhibit 99.1

Energous Corporation Reports 2021 Third-Quarter Financial Results

Company advances active energy harvesting technology to power IoT

SAN JOSE, Calif. – November 11, 2021 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary Wireless Charging 2.0 technology, today announced financial results for its third quarter ended September 30, 2021, and provided an update on its operational initiatives and marketplace progress.

Recent Highlights

•

Energous’ 900MHz 1W Active Energy Harvesting transmitter technology received U.S. Federal Communications Commission (FCC) Part 15 grant of equipment authorization for wireless power transfer at any distance.

•

The company is partnering with Wiliot, a Sensing as a Service company and Internet of Things (IoT) technology innovator whose stamp-sized computer is changing the relationship between manufacturers, logistics and retailers with their customers.

•

Energous released its 1W Active Energy Harvesting Developer Kit that can charge multiple devices simultaneously, enabling at-a-distance wireless charging for the growing IoT ecosystem. This new developers kit is now available to developers.

•

The company is partnering with TAGnology RFID GmbH, a provider of wireless technology, contactless identification and RTLS (real time location system) solutions – TAGnology will work as an industrial design house for Energous customers, helping to implement wireless power solutions, proofs of concept (PoCs), and manage development projects.

•	Energous was recognized with Two CES 2022 Innovation Awards: Embedded Technology; and, Sustainability, Eco-Design & Smart Home.

“Through these two new key partnerships and with this important regulatory approval, we are making meaningful progress advancing active energy harvesting technology,” said Cesar Johnston, acting CEO of Energous. “Our focus is on supporting the increasing power needs for the expanding world of IoT and beyond, while removing the cumbersome power cables and eliminating the need for costly replaceable batteries. Our WattUp active energy harvesting technology provides developers an immediately available and approved, 1-watt wireless charging solution to cost effectively and efficiently deploy IoT sensors, low-power CPUs and other devices. We believe that Energous RF-based wireless charging will play a key role in the power backbone of what IDC estimates will be a multi-billion-dollar IoT power ecosystem.”

Unaudited 2021 Third-Quarter Financial Results

For the third quarter ended September 30, 2021, Energous reported:

•	Revenue of $201,364

•

Operating expenses of approximately $12.7 million (GAAP), with $4.7 million in research and development, $3.9 million in selling, general and administrative expenses, and $4.0 million in severance expense

•	A net loss of $(12.5) million, or $(0.20) per basic and diluted share

•	A Non-GAAP loss of $(6.4) million

•	$28.3 million in cash and cash equivalents at the end of the third quarter, with no debt

On October 4, 2021, Energous amended its At Market Issuance Sales Agreement with B. Riley Securities, Inc., Roth Capital Partners, LLC, and Ladenburg Thalmann & Co. Inc. In accordance with the amended agreement, Energous may offer and sell shares of common stock up to an additional $35,000,000. The company intends to use the proceeds for general and administrative expenses, other general corporate purposes, and research and product development efforts. As of November 10, 2021, the company had sold 12,229,433 shares of common stock for gross proceeds of approximately $27.9 million.

2021 Third-Quarter Conference Call

Energous will host a conference call to discuss third-quarter financial results, recent progress and prospects for the future.

•	When: Thursday, November 11, 2021

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Passcode: 8405184

•	Conference replay: Accessible through November 25, 2021 877-344-7529 (domestic); 412-317-0088 (international); passcode 10160439

•	Webcast: Accessible at Energous.com; archive available for approximately one year

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the global leader of Wireless Charging 2.0 technology. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first-generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for consumer electronics, medical devices, retail, military, industrial/commercial IoT, automotive, military, and industrial applications. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded over 200 U.S. and international patents for its WattUp wireless charging technology to-date.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, the success of our collaborations with our partners or statements about any governmental approvals we may need to operate our business, and statements with respect to expected functionality and company growth. Factors that could cause actual results to differ from what we expect include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss. Non-GAAP net loss excludes stock-based compensation expense, severance expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$28,282,188	$50,729,661
Accounts receivable, net	176,683	75,850
Prepaid expenses and other current assets	708,776	636,702

Total current assets	29,167,647	51,442,213

Property and equipment, net	518,068	402,711
Operating lease right-of-use assets	699,202	1,293,291
Other assets	11,991	1,610

Total assets	$30,396,908	$53,139,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$922,233	$1,096,839
Accrued expenses	1,595,109	1,576,287
Accrued severance expense	1,102,832	—
Operating lease liabilities, current portion	765,209	825,431
Deferred revenue	12,000	12,000

Total current liabilities	4,397,383	3,510,557

Operating lease liabilities, long-term portion	—	576,762

Total liabilities	4,397,383	4,087,319
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at September 30, 2021 and December 31, 2020; no shares issued or outstanding.	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at September 30, 2021 and December 31, 2020; 63,155,272 and 61,292,412 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	633	614
Additional paid-in capital	352,977,756	344,024,638
Accumulated deficit	(326,978,864)	(294,972,746)

Total stockholders’ equity	25,999,525	49,052,506

Total liabilities and stockholders’ equity	$30,396,908	$53,139,825

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$201,364	$61,500	$531,389	$237,350
Operating expenses:
Research and development	4,737,159	4,003,642	15,432,097	12,909,378
Sales and marketing	1,922,128	1,500,068	6,157,697	4,386,881
General and administrative	1,990,266	2,117,848	6,934,410	7,240,925
Severance expense	4,017,172	—	4,017,172	—
Cost of services revenue	—	—	—	126,539

Total operating expenses	12,666,725	7,621,558	32,541,376	24,663,723

Loss from operations	(12,465,361)	(7,560,058)	(32,009,987)	(24,426,373)
Other income:
Interest income	835	3,221	3,869	67,134

Total other income	835	3,221	3,869	67,134

Net loss	$(12,464,526)	$(7,556,837)	$(32,006,118)	$(24,359,239)

Basic and diluted net loss per common share	$(0.20)	$(0.18)	$(0.51)	$(0.62)

Weighted average shares outstanding, basic and diluted	63,014,246	41,861,614	62,225,801	39,116,532

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss (GAAP)	$(12,464,526)	$(7,556,837)	$(32,006,118)	$(24,359,239)
Add (subtract) the following items:
Interest income	(835)	(3,221)	(3,869)	(67,134)
Depreciation and amortization	68,976	69,361	195,361	286,990
Stock-based compensation	1,931,545	1,972,742	8,306,095	6,318,948
Severance expense *	4,017,172	—	4,017,172	—

Non-GAAP loss	$(6,447,668)	$(5,517,955)	$(19,491,359)	$(17,820,435)

*	Note: Severance expense includes $284,994 of stock-based compensation.

Contact

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Public Relations:

SHIFT COMMUNICATIONS

PR@energous.com

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